Exhibit 99.1

EVERCORE PARTNERS REPORTS SECOND QUARTER 2010 RESULTS;

DECLARES QUARTERLY DIVIDEND OF $0.15 PER SHARE

Highlights

•	Second Quarter Financial Summary

-	Net Revenues of $64.8 million, down 9% compared to the same period in 2009 and 26% from Q1 2010

-	Adjusted Pro Forma Net Income of $2.0 million, or $0.05 per share, down 43% compared to the second quarter of 2009 and 81% from Q1 2010

-	U.S. GAAP Net Income of $0.1 million in contrast to a Net Loss of $6.0 million in the same period last year

•	First Half Financial Summary

-	Net revenues of $149.9 million, up 23% compared to the same period in 2009

-	Adjusted Pro Forma Net Income of $12.4 million, up 131% compared to the first half of 2009 or $0.31 per share up 107%

-	U.S. GAAP Net Income of $2.1 million or $0.10 per share, up significantly from the same period last year

•	Investment Banking revenue negatively impacted by timing of deal fees and closings

-	In July:

•	$23.5 million of revenue relating to LyondellBasell’s emergence from bankruptcy, most of which was invoiced and paid in June, was recognized following bankruptcy court approval

•	Frontier Communications’ acquisition of certain assets from Verizon and Babcock International Group’s acquisition of VT Group, among others, closed

-	Advisory transactions completed during the second quarter included Carlyle Group’s sale of Vought Aircraft and RiskMetrics’ sale to MSCI

-	Participated in two securities offerings during the quarter

•	Investment Management revenues increased significantly to $16.3 million; operating income near break even for the quarter

•	Continued investments in future growth:

-	Closed Atalanta Sosnoff acquisition on May 31, 2010, increasing Assets Under Management to $15.2 billion at June 30, 2010

-	Expanded sector coverage in Chemicals and Energy with the addition of Phil Kassin as an Advisory Senior Managing Director, complementing the addition of Marty Cicco, Perk Hixon and Alejandro Reynoso earlier in the second quarter

-	Institutional Equity Research coverage commencing in the third quarter in Technology, Media & Telecommunication and Financial Institutions sectors

•	Declares quarterly dividend of $0.15 per share

•	Repurchased 551 thousand shares and share equivalents during the quarter

NEW YORK, August 3, 2010—Evercore Partners Inc. (NYSE: EVR) today announced that its Adjusted Pro Forma Net Revenues were $64.8 million for the three months ended June 30, 2010, compared to Adjusted Pro Forma Net Revenues of $71.3 million and $85.1 million for the three months ended June 30, 2009 and March 31, 2010, respectively. Adjusted Pro Forma Net Revenues were $149.9 million for the six months ended June 30, 2010, compared to $121.9 million for the six months ended June 30, 2009. Adjusted Pro Forma Net Income Attributable to Evercore Partners Inc. was $2.0 million, or $0.05 per share, for the three months ended June 30, 2010, compared to an Adjusted Pro Forma Net Income Attributable to Evercore Partners Inc. of $3.6 million, or $0.10 per share for the three months ended June 30, 2009 and $10.4 million, or $0.26 per share for the three months ended March 31, 2010. Adjusted Pro Forma Net Income Attributable to Evercore Partners Inc. was $12.4 million, or $0.31 per share, for the six months ended June 30, 2010, compared to an Adjusted Pro Forma Net Income Attributable to Evercore Partners Inc. of $5.4 million, or $0.15 per share for the six months ended June 30, 2009.

Results for the second quarter of 2010 were negatively impacted by the closing in July of several large M&A transactions which were originally scheduled to close in late June or early July. Revenues of $23.5 million relating to LyondellBasell’s emergence from bankruptcy, most of which was invoiced and paid in June, were recognized in July, following bankruptcy court approval.

U.S. GAAP Net Revenues were $64.8 million for the three months ended June 30, 2010, compared to U.S. GAAP Net Revenues of $71.0 million and $87.8 million for the three months ended June 30, 2009 and March 31, 2010, respectively. U.S. GAAP Net Revenues were $152.7 million for the six months ended June 30, 2010, compared to U.S. GAAP Net Revenues of $120.8 million for the six months ended June 30, 2009. U.S. GAAP Net Income Attributable to Evercore Partners Inc. was $0.1 million, or $0.00 per share, for the three months ended June 30, 2010, compared to U.S. GAAP Net Income (Loss) Attributable to Evercore Partners Inc. of ($6.0) million, or ($0.43) per share, for the three months ended June 30, 2009 and $2.0 million, or $0.09 per share for the three months ended March 31, 2010. U.S. GAAP Net Income Attributable to Evercore Partners Inc. was $2.1 million, or $0.10 per share, for the six months ended June 30, 2010, compared to a U.S. GAAP Net Loss Attributable to Evercore Partners Inc. of ($5.9) million, or ($0.42) per share, for the six months ended June 30, 2009.

The Adjusted Pro Forma compensation ratio for the three months ended June 30, 2010 was 63%, compared to 73% for the same period in 2009 and 59% for the three months ended March 31, 2010. The Adjusted Pro Forma Q2 2010 compensation ratio on a trailing twelve month basis of 60% improved from Q1 2010 of 62% and Q2 2009 of 77%. The U.S. GAAP compensation ratio for the three months ended June 30, 2010, June 30, 2009 and March 31, 2010 was 71%, 73% and 63%, respectively. The U.S. GAAP Q2 2010 compensation ratio on a trailing twelve month basis of 65% improved from Q1 2010 of 66% and Q2 2009 of 77%.

Evercore’s quarterly results may fluctuate significantly due to the timing and amount of transaction and performance fees earned, as well as other factors. Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

“The fundamentals of our business are improving and our strategic initiatives are on track. Our Investment Banking business is well positioned, having experienced an improved first half relative to last year and beginning the second half of the year very strongly. We continue to pursue strategic investments in Investment Management and are making steady progress in the launch of our

Institutional Equities business,” said Ralph Schlosstein, President and Chief Executive Officer. “We are recruiting exceptional talent to our Advisory, Institutional Equities and Investment Management teams, laying the groundwork for the future growth of the Company. At the same time we are highly focused on delivering returns in the coming quarters, growing revenues and improving both our compensation ratio and our operating margins. I am particularly pleased with the performance of the Investment Management business, which delivered near break even results on an operating basis for the quarter.”

“The M&A environment continues to improve at a moderate rate this year, as we anticipated. Evercore’s M&A advisory activity has increased at a faster rate than that of the overall market, and gives us confidence in our results for the second half of this year,” said Roger Altman, Executive Chairman. “Revenues achieved thus far in the third quarter, which reflect advisory work for LyondellBasell, Frontier and Babcock International, among others, affirms our view that the environment is improving. I am also pleased with the confidence our clients are placing in our Capital Markets capabilities.”

Consolidated U.S. GAAP and Adjusted Pro Forma Selected Financial Data

	U.S. GAAP
	Three Months Ended			% Change vs.		Six Months Ended
	June 30, 2010	March 31, 2010	June 30, 2009	March 31, 2010	June 30, 2009	June 30, 2010	June 30, 2009	% Change
	(dollars in thousands)
Net Revenues	$64,840	$87,841	$71,043	(26)%	(9)%	$152,681	$120,769	26%
Operating Income (Loss)	$(3,251)	$10,628	$(12,937)	NM	75%	$7,377	$(11,482)	NM
Net Income (Loss) Attributable to Evercore Partners Inc.	$117	$2,020	$(6,043)	(94)%	NM	$2,137	$(5,852)	NM
Diluted Earnings (Loss) Per Share	$0.00	$0.09	$(0.43)	NM	NM	$0.10	$(0.42)	NM
Compensation Ratio	71%	63%	73%			66%	73%
Operating Margin	(5)%	12%	(18)%			5%	(10)%

	Adjusted Pro Forma
	Three Months Ended			% Change vs.		Six Months Ended
	June 30, 2010	March 31, 2010	June 30, 2009	March 31, 2010	June 30, 2009	June 30, 2010	June 30, 2009	% Change
	(dollars in thousands)
Net Revenues	$64,769	$85,103	$71,312	(24)%	(9)%	$149,872	$121,918	23%
Operating Income	$4,249	$18,852	$6,077	(77)%	(30)%	$23,101	$10,182	127%
Net Income Attributable to Evercore Partners Inc.	$2,018	$10,373	$3,550	(81)%	(43)%	$12,391	$5,355	131%
Diluted Earnings Per Share	$0.05	$0.26	$0.10	(81)%	(50)%	$0.31	$0.15	107%
Compensation Ratio	63%	59%	73%			61%	72%
Operating Margin	7%	22%	9%			15%	8%

Throughout the discussion of Evercore’s business segments, information is presented on an adjusted pro forma basis, which is a non-generally accepted accounting principles (“non-GAAP”) measure and is unaudited. Adjusted pro forma results begin with information prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) adjusted to exclude certain items and reflect the conversion of vested and unvested Evercore LP Units into Class A shares. Evercore believes that the disclosed adjusted pro forma measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore’s results across several periods and facilitate an understanding of Evercore’s operating results. Evercore uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. For more information about the adjusted pro forma basis of reporting used by management to evaluate the performance of Evercore and each line of business, including reconciliations of U.S. GAAP results to an adjusted pro forma basis, see pages A-2 through A-11 included in Annex I. These adjusted pro forma amounts are allocated to the Company’s two business segments: Investment Banking and Investment Management.

Business Line Reporting

A discussion of Adjusted Pro Forma revenues and expenses is presented below for the Investment Banking and Investment Management segments. Unless otherwise stated, all of the financial measures presented in this discussion are Adjusted Pro Forma measures. For a reconciliation of the Adjusted Pro Forma segment data to U.S. GAAP results, see pages A-2 to A-11 in Annex I.

Investment Banking

Results for Evercore’s Investment Banking business this quarter were down from Q2 2009 and Q1 2010 on lower advisory revenues, predominantly reflecting the timing of deal closings in both the United States and Europe; investments in the growth of the Institutional Equities and Private Funds groups; and costs associated with overall growth of the Advisory business. As a result of these factors, Investment Banking reported a 9% operating margin on an Adjusted Pro Forma basis, which is down from 30% in Q1 2010 and Q2 2009. The segment reported an operating loss on a U.S. GAAP basis for the quarter driven by expenses associated with the new businesses.

	Adjusted Pro Forma
	Three Months Ended			Six Months Ended
	June 30, 2010	March 31, 2010	June 30, 2009	June 30, 2010	June 30, 2009
	(dollars in thousands)
Net Revenues:
Investment Banking	$45,511	$71,274	$68,439	$116,785	$116,488
Other Revenue, net	1,562	1,628	(71)	3,190	531

Net Revenues	47,073	72,902	68,368	119,975	117,019

Expenses:
Employee Compensation and Benefits	29,360	40,565	39,682	69,925	68,894
Non-compensation Costs	13,430	10,682	8,468	24,112	15,759

Total Expenses	42,790	51,247	48,150	94,037	84,653

Operating Income	$4,283	$21,655	$20,218	$25,938	$32,366

Compensation Ratio	62%	56%	58%	58%	59%
Operating Margin	9%	30%	30%	22%	28%

	U.S. GAAP
	Three Months Ended			Six Months Ended
	June 30, 2010	March 31, 2010	June 30, 2009	June 30, 2010	June 30, 2009
	(dollars in thousands)
Net Revenues:
Investment Banking	$47,505	$75,922	$70,067	$123,427	$119,125
Other Revenue, net	520	593	(754)	1,113	(152)

Net Revenues	48,025	76,515	69,313	124,540	118,973

Expenses:
Employee Compensation and Benefits	33,550	45,424	39,682	78,974	68,894
Non-compensation Costs	15,893	15,799	10,566	31,692	19,334
Special Charges	—	—	3,951	—	3,951

Total Expenses	49,443	61,223	54,199	110,666	92,179

Operating Income (Loss)	$(1,418)	$15,292	$15,114	$13,874	$26,794

Compensation Ratio	70%	59%	57%	63%	58%
Operating Margin	(3)%	20%	22%	11%	23%

Revenues

Investment Banking reported second quarter 2010 Adjusted Pro Forma net revenues of $47.1 million, a decrease of 31% from the prior year and 35% from Q1 2010. The decrease in revenues this quarter predominantly reflects the timing of the closing of transactions in the United States and Europe. The Company earned advisory fees in excess of $1 million from 12 clients during the second quarter of 2010, and completed two underwriting assignments. The number of fee paying clients for the first half of 2010 increased to 105 compared to 103 last year.

Expenses

Q2 2010 Adjusted Pro Forma expenses increased from Q1 2010 driven by continued investments in the Institutional Equities business, the acquisition of the Private Funds Group and continued growth of the Advisory business. Compensation costs for the Investment Banking segment on an Adjusted Pro Forma basis for the three months ended June 30, 2010 were $29.4 million, a decrease of 26% from the prior year and 28% decrease from Q1 2010. For the three months ended June 30, 2010, Evercore’s Investment Banking Adjusted Pro Forma compensation ratio was 62%, versus the compensation ratio reported for the three months ended June 30, 2009 of 58% and 56% for the three months ended March 31, 2010. Excluding stock compensation costs of $4.6 million for the three months ended June 30, 2010 related to new Senior Managing Directors1, the ratio would have been 52.7%. The fluctuations in compensation costs reflect the revenue performance of the business and investments in new businesses.

Non-compensation costs on an Adjusted Pro Forma basis for the three months ended June 30, 2010 of $13.4 million increased 59% from the same period last year and 26% from last quarter. $1.9 million of this cost increase from the three months ended June 30, 2009, is directly attributable to operating costs associated with Institutional Equities and the Private Funds Group, as well as the

[1]	Stock compensation costs for Senior Managing Directors hired in the past twenty-four months acquisition costs related to MJC Associates, and the ongoing pursuit of strategic opportunities. The remaining cost increases are driven by the growth of our Advisory business.

New Businesses

The Institutional Equities team is comprised of 37 professionals as of July 31, 2010, including 10 experienced research analysts and 10 senior sales and sales/trading professionals. The senior professionals, together with the strategic investors own slightly more than 23% of the Institutional Equities business. The senior team for 2010 is substantially complete, and we expect to employ between 40 and 45 professionals by year end. Revenues in this business are expected to grow as the research product is rolled out, as clients’ trading volume grows and as we increasingly participate in underwriting transactions. The business is expected to break even by the end of the fourth quarter of 2011 and to contribute to earnings in 2012. The Private Funds Group is currently expected to report a small loss for the year and to contribute to earnings in 2011, as closings for certain fund-raisings have slipped to early 2011. For the three and six months ended June 30, 2010, these new businesses generated $0.5 million and $1.7 million in revenues and $5.4 million and $7.9 million in expenses, respectively.

Investment Management

The Investment Management segment reported substantial revenue growth and a modest Operating Loss for the second quarter reflecting continued improvements in operating results for the early stage businesses and one month of Atalanta Sosnoff’s results, comprising $3.9 million of revenues and $3.1 million of expenses (including $0.5 million of amortization of intangibles). Assets Under Management (AUM) increased to $15.2 billion, up significantly from the first quarter of 2010, reflecting the addition of assets from Atalanta Sosnoff. Excluding those assets, the business had approximately $460 million of net inflows partially offset by approximately $140 million of market depreciation.

	Adjusted Pro Forma
	Three Months Ended			Six Months Ended
	June 30, 2010	March 31, 2010	June 30, 2009	June 30, 2010	June 30, 2009
	(dollars in thousands)
Net Revenues:
Investment Management Revenues	$16,295	$11,051	$2,160	$27,346	$2,726
Other Revenue, net	1,401	1,150	784	2,551	2,173

Net Revenues	17,696	12,201	2,944	29,897	4,899

Expenses:
Employee Compensation and Benefits	11,409	9,426	12,177	20,835	18,819
Non-compensation Costs	6,321	5,578	4,908	11,899	8,264

Total Expenses	17,730	15,004	17,085	32,734	27,083

Operating Income (Loss)	$(34)	$(2,803)	$(14,141)	$(2,837)	$(22,184)

Compensation Ratio	64%	77%	414%	70%	384%
Operating Margin	(0)%	(23)%	(480)%	(9)%	(453)%

	U.S. GAAP
	Three Months Ended			Six Months Ended
	June 30, 2010	March 31, 2010	June 30, 2009	June 30, 2010	June 30, 2009
	(dollars in thousands)
Net Revenues:
Investment Management Revenues	$16,295	$11,051	$2,160	$27,346	$2,729
Other Revenue, net	520	275	(430)	795	(933)

Net Revenues	16,815	11,326	1,730	28,141	1,796

Expenses:
Employee Compensation and Benefits	12,212	10,297	12,177	22,509	18,819
Non-compensation Costs	6,436	5,693	5,417	12,129	9,066
Special Charges	—	—	12,187	—	12,187

Total Expenses	18,648	15,990	29,781	34,638	40,072

Operating Income (Loss)	$(1,833)	$(4,664)	$(28,051)	$(6,497)	$(38,276)

Compensation Ratio	73%	91%	704%	80%	NM
Operating Margin	(11)%	(41)%	NM	(23)%	NM

Revenues

Investment Management Revenue Components

	Adjusted Pro Forma
	Three Months Ended			Six Months Ended
	June 30, 2010	March 31, 2010	June 30, 2009	June 30, 2010	June 30, 2009
	(dollars in thousands)
Management Fees
Wealth Management	$2,442	$1,917	$707	$4,359	$1,077
Institutional Asset Management	9,719	6,719	3,311	16,438	4,316
Private Equity (1)	2,202	1,978	2,002	4,180	4,149

Total Management Fees	14,363	10,614	6,020	24,977	9,542

Realized and Unrealized Gains (Losses)
Institutional Asset Management	1,581	1,203	139	2,784	(682)
Private Equity	481	(586)	(3,814)	(105)	(4,491)

Total Realized and Unrealized Gains (Losses)	2,062	617	(3,675)	2,679	(5,173)

HighView	—	—	—	—	(920)
Equity in EAM Gains (Losses)	—	—	—	—	(334)
Equity in Pan Losses	(130)	(180)	(185)	(310)	(389)

Investment Management Revenues	$16,295	$11,051	$2,160	$27,346	$2,726

(1)	Management fees from Private Equity were $4.2 million for the six months ended June 30, 2009 on a U.S. GAAP basis, excluding the reduction of revenues for reimbursable client-related expenses.

Fees earned from the management of client portfolios and other investment advisory services of $14.4 million increased significantly for the three months ended June 30, 2010 compared to the second quarter of 2009, reflecting the addition of Atalanta Sosnoff for one month, the inclusion of fees associated with Trilantic for a full quarter and continued growth in AUM within Wealth Management and the other Institutional Asset Management businesses.

Expenses

The growth in expenses in the second quarter of 2010 was directly attributable to Atalanta Sosnoff.

Other U.S. GAAP Expenses

Evercore’s Adjusted Pro Forma Net Income Attributable to Evercore Partners Inc. for the three and six months ended June 30, 2010 was higher than U.S. GAAP as a result of the exclusion of expenses associated with IPO equity awards and the amortization of intangibles principally related to Braveheart and Protego. In addition, for Adjusted Pro Forma purposes, reimbursable client-related expenses and expenses associated with revenue sharing engagements with third parties have been presented as a reduction from Revenues and Non-compensation costs. Further details of these expenses, as well as an explanation of similar expenses for the three and six months ended June 30, 2009, are included in Annex I, pages A-2 to A-11.

Noncontrolling Interests

Non-controlling Interests in certain subsidiaries, principally within Investment Management, are owned by the principals and strategic investors in these businesses. Evercore’s equity ownership percentages in these businesses range from 51% to 86%. For the periods ended June 30, 2010 and 2009 and March 31, 2010 the loss allocated to noncontrolling interests was as follows:

	Net Loss Allocated to Non-controlling Interests
	Three Months Ended			Six Months Ended
Segment	June 30, 2010	March 31, 2010	June 30, 2009	June 30, 2010	June 30, 2009
Investment Banking (1)	$(644)	$—	$—	$(644)	$—
Investment Management (1)	(194)	(377)	(1,127)	(571)	(1,655)

Total	$(838)	$(377)	$(1,127)	$(1,215)	$(1,655)

(1)	The difference between Adjusted Pro Forma and U.S. GAAP Non-controlling Interests relates primarily to intangible amortization expense which is eliminated for ETC and EAM.

Income Taxes

For the three and six months ended June 30, 2010, Evercore’s Adjusted Pro Forma effective tax rate was approximately 49% and 42%, respectively, compared to 42% for the three and six months ended June 30, 2009. The effective tax rate increased to 42% (versus 41% for the first quarter of 2010) for the six months ended June 30, 2010 as a result of the lower tax rate associated with the Institutional Equities and Atalanta Sosnoff noncontrolling interests which were reported for the first time in the second quarter. The effective tax rate for the second quarter of 2010 includes a true-up to reflect the full six month results at the higher effective tax rate.

For the three and six months ended June 30, 2010, Evercore’s U.S. GAAP effective tax rate was approximately 52% and 40%, respectively, compared to (11%) and (21%) for the three and six months ended June 30, 2009. The effective tax rate for U.S. GAAP purposes reflects significant adjustments relating to the tax treatment of certain compensation transactions, as well as the non-controlling interest associated with Evercore LP Units.

Balance Sheet

The Company continues to maintain a strong balance sheet, holding cash, cash equivalents and marketable securities of $222.6 million at June 30, 2010. Current assets exceed current liabilities by $193.1 million at June 30, 2010. Amounts due related to the Long-Term Notes Payable were $97.3 million at June 30, 2010.

During the quarter the Company repurchased approximately 551,000 shares and share equivalents at an average cost of $28.15 per share.

Dividend

On August 2, 2010 the Board of Directors of Evercore declared a quarterly dividend of $0.15 per share to be paid on September 10, 2010 to common stockholders of record on August 27, 2010.

Conference Call

Evercore will host a conference call to discuss its results for the second quarter on Tuesday, August 3, 2010, at 8:00 a.m. Eastern Time with access available via the Internet and telephone. Investors and analysts may participate in the live conference call by dialing (866) 783-2144 (toll-free domestic) or (857) 350-1603 (international); passcode: 64536254. Please register at least 10 minutes before the conference call begins. A replay of the call will be available for one week via telephone starting approximately one hour after the call ends. The replay can be accessed at (888) 286-8010 (toll-free domestic) or (617) 801-6888 (international); passcode: 58823153. A live webcast of the conference call will be available on the Investor Relations section of Evercore’s Web site at www.evercore.com. The webcast will be archived on Evercore’s Web site for 30 days after the call.

About Evercore Partners

Evercore Partners is a leading independent investment banking firm. Evercore’s Investment Banking business advises its clients on mergers, acquisitions, divestitures, restructurings, financings, public offerings, private placements and other strategic transactions and also provides institutional investors with high quality research, sales and trading execution that is free of proprietary conflicts; Evercore’s investment management business comprises wealth management, institutional asset management and private equity investing. Evercore serves a diverse set of clients around the world from its offices in New York, Boston, Houston, Los Angeles, San Francisco, Washington D.C., London, Mexico City and Monterrey, Mexico. More information about Evercore can be found on the Company’s Web site at www.evercore.com.

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Investor Contact:	Robert B. Walsh
Chief Financial Officer, Evercore Partners
212-857-3100

Media Contact:	Kenny Juarez
The Abernathy MacGregor Group, for Evercore Partners
212-371-5999

Basis of Alternative Financial Statement Presentation

Adjusted pro forma results are a non-GAAP measure. Evercore believes that the disclosed adjusted pro forma measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore’s results across several periods and better reflect management’s view of operating results. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. A reconciliation of U.S. GAAP results to adjusted pro forma results is presented in the tables included in Annex I.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect our current views with respect to, among other things, Evercore’s operations and financial performance. In some cases, you can identify these forward-looking statements by the use of words such as “outlook”, “believes”, “expects”, “potential”, “continues”, “may”, “will”, “should”, “seeks”, “approximately”, “predicts”, “intends”, “plans”, “estimates”, “anticipates” or the negative version of these words or other comparable words. All statements other than statements of historical fact included in this presentation are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in Evercore’s business. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Evercore believes these factors include, but are not limited to, those described under “Risk Factors” discussed in Evercore’s Annual Report on Form 10-K for the year ended December 31, 2009 and subsequent quarterly reports on Form 10-Q. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Evercore to predict all risks and uncertainties, nor can Evercore assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and Evercore does not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. Evercore undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

With respect to any securities offered by any private equity fund referenced herein, such securities have not been and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

ANNEX I

EVERCORE PARTNERS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

THREE AND SIX MONTHS ENDED JUNE 30, 2010 AND 2009

(dollars in thousands, except per share data)

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
REVENUES
Investment Banking Revenue	$47,505	$70,067	$123,427	$119,125
Investment Management Revenue	16,295	2,160	27,346	2,729
Other Revenue	6,973	5,025	13,445	13,615

TOTAL REVENUES	70,773	77,252	164,218	135,469
Interest Expense (1)	5,933	6,209	11,537	14,700

NET REVENUES	64,840	71,043	152,681	120,769

EXPENSES
Employee Compensation and Benefits	45,762	51,859	101,483	87,713
Occupancy and Equipment Rental	4,631	3,476	7,958	6,638
Professional Fees	6,351	5,114	14,716	8,938
Travel and Related Expenses	3,979	2,457	7,349	4,055
Communications and Information Services	1,762	955	2,791	1,689
Depreciation and Amortization	1,948	1,141	3,298	2,198
Special Charges	—	16,138	—	16,138
Acquisition and Transition Costs	1,280	422	2,736	712
Other Operating Expenses	2,378	2,418	4,973	4,170

TOTAL EXPENSES	68,091	83,980	145,304	132,251

INCOME (LOSS) BEFORE INCOME TAXES	(3,251)	(12,937)	7,377	(11,482)
Provision for Income Taxes	(1,698)	1,373	2,961	2,431

NET INCOME (LOSS)	(1,553)	(14,310)	4,416	(13,913)
Net Income (Loss) Attributable to Non-controlling Interest	(1,670)	(8,267)	2,279	(8,061)

NET INCOME (LOSS) ATTRIBUTABLE TO EVERCORE PARTNERS INC.	$117	$(6,043)	$2,137	$(5,852)

Net Income (Loss) Attributable to Evercore Partners Inc. Common Shareholders:	$96	$(6,043)	$2,105	$(5,852)

Weighted Average Shares of Class A Common Stock Outstanding:
Basic	19,016	13,925	18,846	13,814
Diluted	22,363	13,925	22,392	13,814
Net Income (Loss) Per Share Attributable to Evercore Partners Inc. Common Shareholders:
Basic	$0.01	$(0.43)	$0.11	$(0.42)
Diluted	$0.00	$(0.43)	$0.09	$(0.42)

1	Includes interest expense on long-term debt and interest expense on short-term repurchase agreements.

Adjusted Pro Forma Results

Throughout the discussion of Evercore’s business segments, information is presented on an adjusted pro forma basis, which is a non-generally accepted accounting principles (“non-GAAP”) measure and is unaudited. Adjusted pro forma results begin with information prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), adjusted to exclude certain items and reflect the conversion of vested and unvested Evercore LP Units, and other event-based awards, into Class A shares. Evercore believes that the disclosed adjusted pro forma measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore’s results across several periods and facilitate an understanding of Evercore’s operating results. The Company uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. These adjusted pro forma amounts are allocated to the Company’s two business segments: Investment Banking and Investment Management. The differences between adjusted pro forma and U.S. GAAP results are as follows:

1.	Assumed Vesting of Evercore LP Units and Exchange into Class A Shares. The Company incurred expenses in Employee Compensation and Benefits, resulting from the modification of Evercore LP Units, which will vest over a five-year period. The Adjusted Pro Forma results assume these LP Units have vested and have been exchanged for Class A shares. Accordingly, any expense associated with these units is excluded from adjusted pro forma results and the noncontrolling interest related to these units is converted to controlling interest. The Company’s Management believes that it is useful to provide the per-share effect associated with the assumed conversion of these previously granted but unvested equity, and thus the adjusted pro forma results reflect the vesting of all unvested Evercore LP partnership units and event-based stock-based awards.

2.	Expenses Associated with Business Combinations. The following expenses resulting from business combinations have been excluded from adjusted pro forma results because the Company’s Management believes that operating performance is more comparable across periods excluding the effects of these acquisition-related charges;

a.	Acquisition and Transition Costs. The Company has reflected Acquisition and Transition Costs for expenses incurred during the first quarter of 2009 in connection with the acquisition of SFS and the formation of ETC. This charge reflects the change in accounting for deal-related costs required by SFAS No. 141(R), Business Combinations, codified under ASC 805, which was effective January 1, 2009.

b.	Amortization of Intangible Assets. Amortization of intangible assets related to the Protego acquisition was undertaken in contemplation of the IPO. The Braveheart acquisition occurred on December 19, 2006. Also excluded is amortization of intangible assets associated with the recent acquisitions of SFS and EAM.

3.	Special Charges. The Company has reflected charges in conjunction with its decision to suspend capital raising for ECP and other ongoing strategic cost management initiatives, which it has excluded from adjusted pro forma results. These charges relate to the expense required to be recorded under U.S. GAAP for stock-based compensation awards that are voluntarily forfeited by employees who remain with the Company. During 2009 employees voluntarily forfeited 738,000 unvested restricted stock units and 250,000 partnership units. The Company’s Management believes that excluding the effects of these Special Charges improves the comparability of operating performance across periods.

4.	Client Expenses. The Company has reflected the reclassification of reimbursable expenses and expenses associated with revenue sharing engagements with third parties as a reduction of revenue. The Company’s Management believes that this adjustment results in more meaningful key operating ratios, such as compensation to net revenues and operating margin.

5.	Income Taxes. Evercore is organized as a series of Limited Liability Companies, Partnerships, a C-Corporation and a Public Corporation and therefore, not all of the Company’s income is subject to corporate level taxes. As a result, adjustments have been made to the adjusted pro forma earnings to assume that the Company has adopted a conventional corporate tax structure and is taxed as a C Corporation in the U.S. at the prevailing corporate rates, that all deferred tax assets relating to foreign operations are fully realizable within the structure on a consolidated basis and that adjustments for deferred tax assets related to the ultimate tax deductions for equity-based compensation awards are made directly to stockholders’ equity. This assumption is consistent with the assumption that all Evercore LP Units are vested and exchanged into Class A shares, as discussed in Item 1 above, as the assumed exchange would change the tax structure of the Company.

6.	Presentation of Interest Expense. The adjusted pro forma results present interest expense on short-term repurchase agreements, within the Investment Management segment, in Other Revenues, net, as the Company’s Management believes it is more meaningful to present the spread on net interest resulting from the matched financial assets and liabilities. In addition, adjusted pro forma Advisory and Investment Management Operating Income is presented before interest expense on long-term debt, which is included in interest expense on a U.S. GAAP basis.

EVERCORE PARTNERS INC.

U.S. GAAP RECONCILIATION TO ADJUSTED PRO FORMA

(dollars in thousands)

(UNAUDITED)

	Three Months Ended			Six Months Ended
	June 30, 2010	March 31, 2010	June 30, 2009	June 30, 2010	June 30, 2009
Net Revenues—U.S. GAAP	$64,840	$87,841	$71,043	$152,681	$120,769
Reimbursable Expenses (1)	(1,994)	(4,648)	(1,628)	(6,642)	(2,640)
Interest Expense on Long-term Debt (2)	1,923	1,910	1,897	3,833	3,789

Net Revenues—Adjusted Pro Forma	$64,769	$85,103	$71,312	$149,872	$121,918

Compensation Expense—U.S. GAAP	$45,762	$55,721	$51,859	$101,483	$87,713
Amortization of LP Units and Certain Other Awards (3)	(4,993)	(5,730)	—	(10,723)	—

Compensation Expense—Adjusted Pro Forma	$40,769	$49,991	$51,859	$90,760	$87,713

Operating Income (Loss)—U.S. GAAP	$(3,251)	$10,628	$(12,937)	$7,377	$(11,482)
Amortization of LP Units and Certain Other Awards (3)	4,993	5,730	—	10,723	—
Special Charges (4)	—	—	16,138	—	16,138
Acquisition and Transition Costs (5)	—	—	422	—	712
Intangible Asset Amortization (5)	584	584	557	1,168	1,025

Pre-Tax Income—Adjusted Pro Forma	2,326	16,942	4,180	19,268	6,393
Interest Expense on Long-term Debt (2)	1,923	1,910	1,897	3,833	3,789

Operating Income—Adjusted Pro Forma	$4,249	$18,852	$6,077	$23,101	$10,182

Provision (Benefit) for Income Taxes—U.S. GAAP	$(1,698)	$4,659	$1,373	$2,961	$2,431
Income Taxes (6)	2,844	2,287	384	5,131	262

Provision for Income Taxes—Adjusted Pro Forma	$1,146	$6,946	$1,757	$8,092	$2,693

Net Income (Loss) Attributable to Evercore Partners Inc.—U.S. GAAP	$117	$2,020	$(6,043)	$2,137	$(5,852)
Amortization of LP Units and Certain Other Awards (3)	4,993	5,730	—	10,723	—
Special Charges (4)	—	—	16,138	—	16,138
Acquisition and Transition Costs (5)	—	—	422	—	712
Intangible Asset Amortization (5)	584	584	557	1,168	1,025
Income Taxes (6)	(2,844)	(2,287)	(384)	(5,131)	(262)
Noncontrolling Interest (7)	(832)	4,326	(7,140)	3,494	(6,406)

Net Income Attributable to Evercore Partners Inc.—Adjusted Pro Forma	$2,018	$10,373	$3,550	$12,391	$5,355

Diluted Shares Outstanding—U.S. GAAP	22,363	22,328	13,925	22,392	13,814
Warrants (8)	—	—	—	—	—
Vested Partnership Units (8)	12,782	12,630	15,386	12,706	15,132
Unvested Partnership Units (8)	4,540	4,540	4,603	4,540	4,603
Unvested Restricted Stock Units—Event Based (8)	648	676	780	648	780
Unvested Restricted Stock Units—Service Based (8)	—	—	911	—	575
Unvested Restricted Stock—Service Based (8)	—	—	86	—	80

Diluted Shares Outstanding—Adjusted Pro Forma	40,333	40,174	35,691	40,286	34,984

Key Metrics: (a)
Diluted Earnings (Loss) Per Share—U.S. GAAP	$0.00	$0.09	$(0.43)	$0.10	$(0.42)
Diluted Earnings Per Share—Adjusted Pro Forma	$0.05	$0.26	$0.10	$0.31	$0.15

Compensation Ratio—U.S. GAAP	71%	63%	73%	66%	73%
Compensation Ratio—Adjusted Pro Forma	63%	59%	73%	61%	72%

Operating Margin—U.S. GAAP	(5%)	12%	(18%)	5%	(10%)
Operating Margin—Adjusted Pro Forma	7%	22%	9%	15%	8%

Effective Tax Rate—U.S. GAAP	52%	44%	(11%)	40%	(21%)
Effective Tax Rate—Adjusted Pro Forma	49%	41%	42%	42%	42%

(a)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma is a derivative of the reconciliations of their components above.

EVERCORE PARTNERS INC.

U.S. GAAP RECONCILIATION TO ADJUSTED PRO FORMA

TRAILING TWELVE MONTHS

(dollars in thousands)

(UNAUDITED)

	Twelve Months Ended
	June 30, 2010	March 31, 2010	June 30, 2009
Net Revenues—U.S. GAAP	$345,051	$351,254	$210,818
Reimbursable Expenses (1)	(10,296)	(9,930)	(4,757)
Interest Expense on Long-term Debt (2)	7,639	7,613	6,343

Net Revenues—Adjusted Pro Forma	$342,394	$348,937	$212,404

Compensation Expense—U.S. GAAP	$224,588	$230,685	$162,609
Amortization of LP Units and Certain Other Awards (3)	(20,123)	(15,130)	—

Compensation Expense—Adjusted Pro Forma	$204,465	$215,555	$162,609

Compensation Ratio—U.S. GAAP	65%	66%	77%
Compensation Ratio—Adjusted Pro Forma	60%	62%	77%

EVERCORE PARTNERS INC.

ADJUSTED PRO FORMA SEGMENT RECONCILIATION TO U.S. GAAP

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2010

(dollars in thousands)

(UNAUDITED)

	Investment Banking Segment
	Three Months Ended June 30, 2010				Six Months Ended June 30, 2010
	Non-GAAP Adjusted Pro Forma Basis	Adjustments		U.S. GAAP Basis	Non-GAAP Adjusted Pro Forma Basis	Adjustments		U.S. GAAP Basis
Net Revenues:
Investment Banking Revenue	$45,511	$1,994	(1)	$47,505	$116,785	$6,642	(1)	$123,427
Other Revenue, net	1,562	(1,042	)(2)	520	3,190	(2,077	)(2)	1,113

Net Revenues	47,073	952		48,025	119,975	4,565		124,540

Expenses:
Employee Compensation and Benefits	29,360	4,190	(3)	33,550	69,925	9,049	(3)	78,974
Non-compensation Costs	13,430	2,463	(5)	15,893	24,112	7,580	(5)	31,692

Total Expenses	42,790	6,653		49,443	94,037	16,629		110,666

Operating Income (Loss)	$4,283	$(5,701)		$(1,418)	$25,938	$(12,064)		$13,874

	Investment Management Segment
	Three Months Ended June 30, 2010				Six Months Ended June 30, 2010
	Non-GAAP Adjusted Pro Forma Basis	Adjustments		U.S. GAAP Basis	Non-GAAP Adjusted Pro Forma Basis	Adjustments		U.S. GAAP Basis
Net Revenues:
Investment Management Revenue	$16,295	$—		$16,295	$27,346	$—		$27,346
Other Revenue, net	1,401	(881	)(2)	520	2,551	(1,756	)(2)	795

Net Revenues	17,696	(881)		16,815	29,897	(1,756)		28,141

Expenses:
Employee Compensation and Benefits	11,409	803	(3)	12,212	20,835	1,674	(3)	22,509
Non-compensation Costs	6,321	115	(5)	6,436	11,899	230	(5)	12,129

Total Expenses	17,730	918		18,648	32,734	1,904		34,638

Operating Income (Loss)	$(34)	$(1,799)		$(1,833)	$(2,837)	$(3,660)		$(6,497)

EVERCORE PARTNERS INC.

ADJUSTED PRO FORMA SEGMENT RECONCILIATION TO U.S. GAAP

FOR THE THREE MONTHS ENDED MARCH 31, 2010

(dollars in thousands)

(UNAUDITED)

	Investment Banking Segment
	Three Months Ended March 31, 2010
	Non-GAAP Adjusted Pro Forma Basis	Adjustments		U.S. GAAP Basis
Net Revenues:
Investment Banking Revenue	$71,274	$4,648	(1)	$75,922
Other Revenue, net	1,628	(1,035	)(2)	593

Net Revenues	72,902	3,613		76,515

Expenses:
Employee Compensation and Benefits	40,565	4,859	(3)	45,424
Non-compensation Costs	10,682	5,117	(5)	15,799

Total Expenses	51,247	9,976		61,223

Operating Income	$21,655	$(6,363)		$15,292

	Investment Management Segment
	Three Months Ended March 31, 2010
	Non-GAAP Adjusted Pro Forma Basis	Adjustments		U.S. GAAP Basis
Net Revenues:
Investment Management Revenue	$11,051	$—		$11,051
Other Revenue, net	1,150	(875	)(2)	275

Net Revenues	12,201	(875)		11,326

Expenses:
Employee Compensation and Benefits	9,426	871	(3)	10,297
Non-compensation Costs	5,578	115	(5)	5,693

Total Expenses	15,004	986		15,990

Operating Income (Loss)	$(2,803)	$(1,861)		$(4,664)

EVERCORE PARTNERS INC.

ADJUSTED PRO FORMA SEGMENT RECONCILIATION TO U.S. GAAP

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2009

(dollars in thousands)

(UNAUDITED)

	Investment Banking Segment
	Three Months Ended June 30, 2009				Six Months Ended June 30, 2009
	Non-GAAP Adjusted Pro Forma Basis	Adjustments		U.S. GAAP Basis	Non-GAAP Adjusted Pro Forma Basis	Adjustments		U.S. GAAP Basis
Net Revenues:
Investment Banking Revenue	$68,439	$1,628	(1)	$70,067	$116,488	$2,637	(1)	$119,125
Other Revenue, net	(71)	(683	)(2)	(754)	531	(683	)(2)	(152)

Net Revenues	68,368	945		69,313	117,019	1,954		118,973

Expenses:
Employee Compensation and Benefits	39,682	—		39,682	68,894	—		68,894
Non-compensation Costs	8,468	2,098	(5)	10,566	15,759	3,575	(5)	19,334
Special Charges	—	3,951	(4)	3,951	—	3,951	(4)	3,951

Total Expenses	48,150	6,049		54,199	84,653	7,526		92,179

Operating Income	$20,218	$(5,104)		$15,114	$32,366	$(5,572)		$26,794

	Investment Management Segment
	Three Months Ended June 30, 2009				Six Months Ended June 30, 2009
	Non-GAAP Adjusted Pro Forma Basis	Adjustments		U.S. GAAP Basis	Non-GAAP Adjusted Pro Forma Basis	Adjustments		U.S. GAAP Basis
Net Revenues:
Investment Management Revenue	$2,160	$—		$2,160	$2,726	$3	(1)	$2,729
Other Revenue, net	784	(1,214	)(2)	(430)	2,173	(3,106	)(2)	(933)

Net Revenues	2,944	(1,214)		1,730	4,899	(3,103)		1,796

Expenses:
Employee Compensation and Benefits	12,177	—		12,177	18,819	—		18,819
Non-compensation Costs	4,908	509	(5)	5,417	8,264	802	(5)	9,066
Special Charges	—	12,187	(4)	12,187	—	12,187	(4)	12,187

Total Expenses	17,085	12,696		29,781	27,083	12,989		40,072

Operating Income (Loss)	$(14,141)	$(13,910)		$(28,051)	$(22,184)	$(16,092)		$(38,276)

Notes to Unaudited Condensed Consolidated Adjusted Pro Forma Financial Data

(1)	The Company has reflected the reclassification of reimbursable expenses and expenses associated with revenue sharing engagements with third parties as a reduction of revenue.

(2)	Interest Expense on Long-term Debt is excluded from the adjusted pro forma Investment Banking and Investment Management segment results and is included in Interest Expense in the segment results on a U.S. GAAP Basis.

(3)	The Company incurred expenses for the three and six months ended June 30, 2010 and three months ended March 31, 2010, from the modification of Evercore LP Units, which will vest over a five-year period.

(4)	The Company has reflected charges in conjunction with Evercore’s decision to suspend capital raising for ECP and other ongoing strategic cost management initiatives. The charges relate to the expense required to be recorded under U.S. GAAP for stock-based compensation awards that are voluntarily forfeited by employees who remain with the Company. During 2009 employees voluntarily forfeited 738,000 unvested restricted stock units and 250,000 Evercore LP partnership units.

(5)	Non-compensation Costs on an Adjusted Pro Forma basis reflect the following adjustments:

	Three Months Ended June 30, 2010
	Investment Banking	Investment Management	Total Segments	Adjustments		U.S. GAAP
Occupancy and Equipment Rental	$3,325	$1,306	$4,631	$—		$4,631
Professional Fees	3,547	2,019	5,566	785	(1)	6,351
Travel and Related Expenses	2,512	355	2,867	1,112	(1)	3,979
Communications and Information Services	1,260	469	1,729	33	(1)	1,762
Depreciation and Amortization	683	681	1,364	584	(5a)	1,948
Acquisition and Transition Costs	604	676	1,280	—		1,280
Other Operating Expenses	1,499	815	2,314	64	(1)	2,378

Total Non-compensation Costs	$13,430	$6,321	$19,751	$2,578		$22,329

	Three Months Ended March 31, 2010
	Investment Banking	Investment Management	Total Segments	Adjustments		U.S. GAAP
Occupancy and Equipment Rental	$2,308	$1,019	$3,327	$—		$3,327
Professional Fees	2,866	1,688	4,554	3,811	(1)	8,365
Travel and Related Expenses	2,332	272	2,604	766	(1)	3,370
Communications and Information Services	679	333	1,012	17	(1)	1,029
Depreciation and Amortization	532	234	766	584	(5a)	1,350
Acquisition and Transition Costs	295	1,161	1,456	—		1,456
Other Operating Expenses	1,670	871	2,541	54	(1)	2,595

Total Non-compensation Costs	$10,682	$5,578	$16,260	$5,232		$21,492

	Three Months June 30, 2009
	Investment Banking	Investment Management	Total Segments	Adjustments		U.S. GAAP
Occupancy and Equipment Rental	$2,143	$1,333	$3,476	$—		$3,476
Professional Fees	2,414	1,957	4,371	743	(1)	5,114
Travel and Related Expenses	1,388	278	1,666	791	(1)	2,457
Communications and Information Services	619	315	934	21	(1)	955
Depreciation and Amortization	376	208	584	557	(5a)	1,141
Acquisition and Transition Costs	—	—	—	422	(5b)	422
Other Operating Expenses	1,528	817	2,345	73	(1)	2,418

Total Non-compensation Costs	$8,468	$4,908	$13,376	$2,607		$15,983

	Six Months June 30, 2010
	Investment Banking	Investment Management	Total Segments	Adjustments		U.S. GAAP
Occupancy and Equipment Rental	$5,633	$2,325	$7,958	$—		$7,958
Professional Fees	6,413	3,707	10,120	4,596	(1)	14,716
Travel and Related Expenses	4,844	627	5,471	1,878	(1)	7,349
Communications and Information Services	1,939	802	2,741	50	(1)	2,791
Depreciation and Amortization	1,215	915	2,130	1,168	(5a)	3,298
Acquisition and Transition Costs	899	1,837	2,736	—		2,736
Other Operating Expenses	3,169	1,686	4,855	118	(1)	4,973

Total Non-compensation Costs	$24,112	$11,899	$36,011	$7,810		$43,821

	Six Months June 30, 2009
	Investment Banking	Investment Management	Total Segments	Adjustments		U.S. GAAP
Occupancy and Equipment Rental	$4,284	$2,354	$6,638	$—		$6,638
Professional Fees	4,710	3,016	7,726	1,212	(1)	8,938
Travel and Related Expenses	2,442	390	2,832	1,223	(1)	4,055
Communications and Information Services	1,157	494	1,651	38	(1)	1,689
Depreciation and Amortization	753	420	1,173	1,025	(5a)	2,198
Acquisition and Transition Costs	—	—	—	712	(5b)	712
Other Operating Expenses	2,413	1,590	4,003	167	(1)	4,170

Total Non-compensation Costs	$15,759	$8,264	$24,023	$4,377		$28,400

(5a)	Reflects expenses associated with amortization of intangible assets acquired in the Protego, Braveheart, SFS and EAM acquisitions.

(5b)	The Company has reflected Acquisition and Transition Costs for costs incurred during the first quarter of 2009 in connection with the acquisition of SFS and the formation of ETC. This charge reflects the change in accounting for deal-related costs required by SFAS No. 141(R), Business Combinations, codified under ASC 805, which was effective January 1, 2009.

(6)	Evercore is organized as a series of Limited Liability Companies, Partnerships, a C-Corporation and a Public Corporation and therefore, not all of the Company’s income is subject to corporate level taxes. As a result, adjustments have been made to increase Evercore’s effective tax rate to approximately 49% and 42% for the three and six months ended June 30, 2010. These adjustments assume that the Company has adopted a conventional corporate tax structure and is taxed as a C Corporation in the U.S. at the prevailing corporate rates, that all deferred tax assets relating to foreign operations are fully realizable within the structure on a consolidated basis and that adjustments for deferred tax assets related to the ultimate tax deductions for equity-based compensation awards are made directly to stockholders’ equity.

(7)	Reflects adjustment to eliminate noncontrolling interest related to all Evercore LP partnership units which are assumed to be converted to Class A common stock.

(8)	Assumes the vesting of all Evercore LP partnership units and restricted stock unit event-based awards and reflects on a weighted average basis, the dilution of unvested service-based awards. In the computation of outstanding common stock equivalents for U.S. GAAP net income per share, the unvested Evercore LP partnership units are anti-dilutive and the event-based restricted stock units are excluded from the calculation.

Additional Information

Incremental Earnings per share of $0.17 would have been earned in Q2 2010 had the fee for LyondellBassell been recognized in the period, assuming a 50% compensation ratio and a tax rate of 42%.

The forecasted marginal loss per share of $0.07 and $0.08, which relates to the Institutional Equities business in Q3 and Q4 2010, respectively, assumes a 42% tax rate, noncontrolling interests of approximately 29% and a sharecount approximating Q2 2010 throughout the remainder of the year. On a U.S. GAAP basis, the corresponding assumptions for noncontrolling interest and sharecount were applied. The U.S. GAAP tax rate is approximately 38%, slightly less than the rate in effect at the end of Q2 2010.